STOCK PURCHASE AGREEMENT

BETWEEN

AND

FOREX DEVELOPMENT CORPORATION

This STOCK PURCHASE AGREEMENT (this “Agreement”) effective March 21, 2017, by and between Forex Development Corporation, a Delaware corporation (“Seller”), and Brett Eaglstein, (Buyer) with respect to the following facts and circumstances:

A. Seller desires to sell, and Buyer desire to purchase 400,000 shares of Common Stock of Seller (the “Common Stock”) at the purchase price and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, representations and warranties set forth herein, each of the parties hereto hereby agrees as follows:

1. Purchase of Common Stock.

1.1 Purchase. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell to Buyer the Common Stock, for an aggregate purchase price of twenty thousand dollars ($20,000.00) (the “Purchase Price”). The Purchase Price shall be paid to Seller at the Closing.

1.2 Closing. The purchase of the Common Stock shall take place at a closing at the offices of the Seller at 115 W. 18th Street, Second Floor, New York, NY, on or before April 3, 2017 or such other place, day, and time as may be agreed upon by Seller and Buyer (the “Closing Date”).

1.2.1 Upon receipt of a check or wire transfer to the Seller of $20,000.00, a certificate in the name of the Buyer for 400,000 shares of the Seller’s Common Stock shall be delivered to Buyer (the “Issue Date”).

1.3 Further Assurances. Each of the parties hereto shall execute any and all further documents and writings and perform such other reasonable actions that may be or become necessary or expedient to effectuate the purchase of the Common Stock as contemplated hereby.

2. Representations, Warranties and Covenants of Seller.

2.1 As an inducement for Buyer to enter into this Agreement, as of the date hereof and as of the Issue Date, Seller represents, warrants, and agrees as follows:

2.1.1 This Agreement has been or, as of the Closing Date, will have been duly executed and delivered by Seller and constitutes or, upon execution, will constitute a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by limitations on the availability of equitable remedies).

2.1.2 On the Issue Date, Seller will deliver the Common Stock free and clear of any liens, claims, security interest or other encumbrances created by or through Seller, and Seller has full power and right to issue the Common Stock pursuant to the terms hereof. On and at all times after the Issue Date, all of the Common Stock shall be duly authorized, validly issued, fully paid, and nonassessable.

3. Miscellaneous.

3.1 All representations and warranties of Seller made under Section 2 of this Agreement shall survive for a period of one (1) year from execution hereon.

3.2 This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements, representations, warranties, statements and understandings, whether oral or written, with respect to the subject matter hereof.

3.3 This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of law provisions thereof.

3.4 This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assign. This Agreement and the rights and obligations of the parties hereto shall not be assignable by any party hereto without the written consent of the other parties hereto.

3.5 The validity, legality, or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal, or unenforceable in any respect.

3.6 None of the terms or provisions of this Agreement shall be modified, waived, or amended, except by a written instrument signed by the party against which any modification, waiver, or amendment is to be enforced.

3.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

SELLER:

FOREX DEVELOPMENT CORPORATION

By:
Mitch Eaglstein, CEO

BUYER: BRETT EAGLSTEIN
950 BRICKELL BAY DR. # 3411
MIAMI, FL 33131

By: